Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Nos. 333-28933, 333-40356, 333-89966, 333-97571, 333-110703, 333-115987, 333-125461, 333-134749 and 333-143048 on Form S-8, No. 333-118782 on Form S-4, and No. 333-133026 on Form S-3 of Itron, Inc. of our report dated June 22, 2007 relating to the financial statements of Actaris Metering Systems SA and Subsidiaries, which report is included in the Form 8-K of Itron, Inc. dated April 18, 2007.

/s/ Ernst & Young Reviseurs d’ Entreprises SCCRL

Brussels, Belgium
June 27, 2007